EXHIBIT 21


                            SIGNIFICANT SUBSIDIARIES

                         NATIONAL COMPUTER SYSTEMS, INC.


                                STATE OR
                                  OTHER
                               JURISDICTION
                                    OF                   NAME UNDER WHICH
NAME OF SUBSIDIARY             INCORPORATION         SUBSIDIARY DOES BUSINESS
------------------             -------------         ------------------------

NCS Holdings, Inc.              Minnesota            NCS Holdings, Inc.

NCS Financial Systems, Inc.     Minnesota            NCS Financial Services
                                                      Financial Systems Division
                                                      of  National Computer
                                                      Systems

NCS Data Forms, Inc.            Minnesota            Data Forms Division of
                                                      National Computer Systems

Interpretive Scoring            Minnesota            NCS Assessments
Systems, Inc.                                         Professional Assessment
                                                      Services  Division of
                                                      National  Computer



Note: All other subsidiaries of National Computer Systems, Inc. are not significant subsidiaries taken as a whole.